EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-227054 and     No. 333-227055) and Form S-8 (No. 333-174205 and No. 333-203947) of RLJ Lodging Trust of our report dated February 26, 2020 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
McLean, Virginia
February 26, 2020